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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 20, 2008

                                MICROISLET, INC.
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             (Exact name of registrant as specified in its charter)

         NEVADA                       001-32202                88-0408274
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(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)


     6370 NANCY RIDGE DRIVE, SUITE 112
          SAN DIEGO, CALIFORNIA                              92121
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  (Address of principal executive offices)                (Zip Code)


                                 (858) 657-0287
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

LOAN FROM EUROAMERICAN

      On August 21, 2008, we issued to EuroAmerican Investment Corp. ("EuroAmerican") that certain unsecured subordinated convertible promissory note dated August 21, 2008 (the "EuroAmerican Note") in the maximum principal amount of up to One Million Dollars ($1,000,000) (the "EuroAmerican Loan"). The EuroAmerican Note matures on December 31, 2008, or upon an earlier equity financing in which we raise an aggregate of Four Million Five Hundred Thousand Dollars ($4,500,000) in net proceeds.

      On August 21, 2008, EuroAmerican advanced us Three Hundred Fifty Thousand Dollars ($350,000) under the terms of the EuroAmerican Note. Prior to the maturity of the EuroAmerican Note, we may request additional advances from EuroAmerican up to a total aggregate principal amount of One Million Dollars ($1,000,000), which EuroAmerican may agree to in its sole discretion.

      The outstanding principal balance and accrued interest, which we refer to as the outstanding balance, is due in full at maturity. Interest accrues on the outstanding balance at the rate of four percent (24%) per annum. Unpaid interest is capitalized monthly. We may prepay the outstanding balance at any time without penalty. EuroAmerican may, at its option, convert all or a portion of the outstanding balance into the securities sold in our next equity financing transaction in which we raise at least Three Million Dollars ($3,000,000) in proceeds from investors, on the same terms as those investors. We intend to use the proceeds of the EuroAmerican Loan for working capital.

      In connection with the issuance of the EuroAmerican Note, on August 21, 2008, we also issued a five-year warrant to EuroAmerican (the "EuroAmerican Warrant"), to purchase for cash a number of shares of our common stock equal to the quotient of the aggregate funds advanced to us under the EuroAmerican Note, divided by a conversion factor of one (1), up to a maximum of one million (1,000,000) shares. The EuroAmerican Warrant became exercisable for three hundred fifty thousand (350,000) shares of our common stock on August 21, 2008, in connection with the advance to us of Three Hundred Fifty Thousand Dollars ($350,000) by EuroAmerican; provided, however, that the EuroAmerican Warrant is first exercisable on August 21, 2009, or upon any earlier merger or acquisition of our company. The EuroAmerican Warrant is exercisable at an exercise price of Thirty Cents ($0.30) per share.

      Pursuant to the EuroAmerican Loan, on August 21, 2008, we also entered into a Registration Rights Agreement with EuroAmerican, pursuant to which we have agreed to register for resale the shares of common stock issuable upon exercise of the EuroAmerican Warrant on the next registration statement we file with the Securities and Exchange Commission relating to an offering for any of our equity securities, other than a registration statement relating to equity securities to be issued solely in connection with an acquisition of another entity, in an exchange offer for our securities, or in connection with stock option or other employee benefit plans (the "EuroAmerican Registration Rights Agreement").

HAGENBUCH AMENDMENTS

      On August 25, 2008, we entered into a First Amendment to Unsecured Subordinated Promissory Note and First Amendment to Unsecured Promissory Note (collectively, the "Note Amendments") with John J. Hagenbuch, Trustee U/D/T dated September 13, 1995 ("Hagenbuch"), pursuant to which we amended the prior following notes entered into with Hagenbuch: (i) that certain Unsecured Subordinated Promissory Note, dated January 12, 2007, in the aggregate principal amount of up to Two Million Dollars ($2,000,000) (the "January 2007 Note"); and
(ii) that certain Unsecured Promissory Note, dated May 15, 2007, in the aggregate principal amount of up to One Million Dollars ($1,000,000) (the "May 2007 Note," and together with the January 2007 Note, the "Hagenbuch Prior Notes"). The Hagenbuch Prior Notes were amended to: (i) change the Maturity Date (as defined in the Hagenbuch Prior Notes) to the earlier of: (x) March 31, 2008; or (y) when declared due and payable by Hagenbuch upon the occurrence and during the continuance of an Event of Default (as defined in the Hagenbuch Prior Notes) (the "Extended Maturity Date"); and (ii) to provide for an increased interest rate after the Extended Maturity Date of twenty-four percent (24%) per annum.

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      In connection with the issuance of the Note Amendments, on August 25,
2008, we also issued to Hagenbuch warrants to purchase shares of our common stock as follows: (i) a warrant to purchase one million five hundred thousand (1,500,000) shares of our common stock at an exercise price of Thirty Cents ($0.30) per share, issued pursuant to the amendment to the January 2007 Note; and (ii) a warrant to purchase seven hundred fifty thousand (750,000) shares of our common stock at an exercise price of Thirty Cents ($0.30) per share, issued pursuant to the amendment to the May 2007 Note (collectively, the "Hagenbuch Warrants"). The Hagenbuch Warrants shall be exercisable by Hagenbuch at any time for a period of ten (10) years from the date of the Hagenbuch Warrants.

      A complete copy of the Note Amendments and Hagenbuch Warrants are filed as Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, respectively, and are incorporated herein by reference. The foregoing descriptions of the terms of these agreements are qualified in their entirety by reference to such exhibits.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      On August 21, 2008, in connection with the EuroAmerican Loan, we issued the EuroAmerican Note to EuroAmerican in the aggregate principal amount of up to One Million Dollars ($1,000,000) which we may draw down in one or more installments, subject to EuroAmerican's approval and which is due and payable as set forth in Item 1.01 above under the heading "Loan from EuroAmerican," which is incorporated herein by reference. On August 21, 2008, we borrowed Three Hundred Fifty Thousand Dollars ($350,000) under the EuroAmerican Note. Additional terms and conditions of the EuroAmerican Loan are set forth in Item
1.01 above under the heading "Loan from EuroAmerican" and incorporated herein by reference.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

      On August 21, 2008, in connection with the EuroAmerican Loan, the EuroAmerican Warrant became exercisable for three hundred fifty thousand (350,000) shares of our common stock; provided, however, that the EuroAmerican Warrant is first exercisable on August 21, 2009, or upon any earlier merger or acquisition of our company. The EuroAmerican Warrant is exercisable at an exercise price of Thirty Cents ($0.30) per share.

      On August 25, 2008, in connection with the Note Amendments, the Hagenbuch Warrants were issued to Hagenbuch to purchase an aggregate of up to two million two hundred fifty thousand (2,250,000) shares of our common stock at an exercise price of Thirty Cents ($0.30) per share. The Hagenbuch Warrants shall be exercisable by Hagenbuch at any time for a period of ten (10) years from the date of the Hagenbuch Warrants.

      We offered and sold the warrants without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. The warrants may not be offered or sold in the United States except pursuant to an applicable exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act. An appropriate legend was placed on the warrants, and will be placed on the shares issuable upon exercise of the warrants, except for shares registered for resale under the Securities Act prior to issuance.

      This Current Report on Form 8-K is neither an offer to sell, nor a solicitation of an offer to buy, any of the securities described herein. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

      (C) On August 20, 2008, Brian Conn was appointed as our Chief Financial Officer (the "CFO") and Vice President of Finance ("VP of Finance"). As our CFO and VP of Finance, Mr. Conn will oversee our accounting, finance, human resources, public relations and facilities functions.

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      Mr. Conn, 46, has served as a financial executive in high growth companies for over twenty years, within and outside of the life sciences industry. He has extensive experience with M&A and capital transactions. Since 2000, Mr. Conn has held executive positions, including Chief Financial Officer with Chemicon International, Serologicals Corporation and Millipore Corporation. From 1995 to 2000, Mr. Conn was Vice President of Finance and Corporate Controller for Vista Information Solutions, Inc. an internet-based real estate information supplier. From 1988 to 1995, Mr. Conn served various financial and executive roles in healthcare and real estate companies. Mr. Conn holds a BS in Finance from Arizona State University.

      We entered into an Employment Agreement with Mr. Conn on August 13, 2008 (the "Conn Employment Agreement"). On August 20, 2008, our board of directors (the "Board") appointed Mr. Conn as our CFO and VP of Finance. The Conn Employment Agreement provides that Mr. Conn shall devote fifty percent (50%) to seventy five percent (75%) of his professional time to our business and that as consideration for such role he shall be paid an annual base salary of One Hundred Ten Thousand Dollars ($110,000). In addition, in connection with Mr. Conn's appointment as our CFO and VP of Finance, subject to approval from our compensation committee, we will grant Mr. Conn an option to purchase shares of our common stock as soon as practicable.

      Either party may terminate the Conn Employment Agreement at any time, with or without Cause (as such term is defined in the Conn Employment Agreement) and for any reason; provided, however, that if Mr. Conn is terminated without Cause and we do not provide Mr. Conn with thirty (30) days advance written notice in accordance with the Conn Employment Agreement, then we are obligated to pay Mr. Conn an amount equal to thirty (30) days of Mr. Conn's then in effect base salary in accordance with our normal payroll policies; provided, further, that our obligation to make such severance payment is conditioned on Mr. Conn entering into a full general release of claims with us.

      During his employment under the Conn Employment Agreement and for a two
(2) year period following the termination of his employment for any reason, Mr. Conn will not, directly or indirectly, solicit, employ or induce any of our employees or consultants to leave us, or any former employees or consultants who were employed or retained by us within the two (2) years preceding such attempt to employ or solicit; provided, however, that Mr. Conn shall not be preventing from hiring any employee or consultant of ours that, without any prior direct or indirect solicitation or encouragement by Mr. Conn: (i) approached Mr. Conn independently; or (ii) replied to a solicitation made to the general public.

      In addition, during the term of the Conn Employment Agreement and for a one (1) year period following the termination of his employment for any reason, Mr. Conn shall not, directly or indirectly, in any capacity whatsoever, engage in, be employed by, become financially interested in or have any other business connection with any person or entity, anywhere in the world, that competes with us without the prior consent of the Board; provided, however, that Mr. Conn may invest passively in entities that compete with us, and; provided, further, that such restrictions shall only apply after the termination of Mr. Conn's employment to the extent such actions would involve the use of our trade secrets.

      A complete copy of the Conn Employment Agreement is filed as Exhibits 99.5 hereto and is incorporated herein by reference. The foregoing descriptions of the terms of these agreements are qualified in their entirety by reference to such exhibits.

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ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits

Number      Description
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99.1        First Amendment to Unsecured Subordinated Promissory Note with John
            J. Hagenbuch, Trustee U/D/T dated September 13, 1995 dated August
            25, 2008.

99.2 First Amendment to Unsecured Promissory Note with John J. Hagenbuch, Trustee U/D/T dated September 13, 1995 dated August 25, 2008.

99.3 Warrant Agreement with John J. Hagenbuch, Trustee U/D/T dated September 13, 1995 dated August 25, 2008.

99.4 Warrant Agreement with John J. Hagenbuch, Trustee U/D/T dated September 13, 1995 dated August 25, 2008.

99.5        Employment Agreement with Brian Conn dated August 13, 2008.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2008                        MICROISLET, INC.


                                             By: /s/ Michael J. Andrews
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                                                 Michael J. Andrews
                                                 Chief Executive Officer